Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Stephen J. Hansbrough and LaDawn Naegle, or either of them with full power of substitution, the undersigned's true and lawful attorneys-in-fact to:

(1)           execute for and on behalf of the undersigned, in the capacity of the undersigned listed below, a Form ID Application to obtain access codes for the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system of the U.S. Securities and Exchange Commission;

(2)           execute for and on behalf of the undersigned, in the undersigned's capacity as a director of HearUSA, Inc. (the “Company”), Form 3, Form 4s and Form 5s in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;

(3)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such Form ID Application and any such Form 3, Form 4s and Form 5s complete and execute any amendment or amendments thereto, and file such Forms with the United States Securities and Exchange Commission; and

(4)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the responsibilities of the undersigned to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the holdings of the undersigned and transactions in securities issued by the Company, unless earlier revoked with respect to either or both of the herein named attorneys-in-fact by the undersigned in a signed writing delivered to such person or persons.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date and in the capacity set forth below.

Dated:   December 4, 2007

/s/ Joseph L. Gitterman III

Joseph L. Gitterman III